EXHIBIT 77Q1.  EXHIBITS


The following document is incorporated by reference:

Interim Investment Advisory Agreement between Montgomery Street Income Securities, Inc. and Hartford Investment Management Company, dated June 9, 2006, is incorporated by reference to Exhibit C of the Fund's definitive proxy statement filed on May 24, 2006 (accession number 0000950123-06-006910).